EXHIBIT 99.6

BRANDYWINE REALTY TRUST

Form of Proxy For

Special Meeting Of Shareholders

_____ ___, 200_, at _____ a.m.

The Four Seasons Hotel

One Logan Square, Philadelphia, Pennsylvania

THANK YOU FOR VOTING
...
DETACH HERE

BRANDYWINE REALTY TRUST
C/O COMPUTERSHARE
FORMERLY EQUISERVE TRUST COMPANY
P.O. BOX 8694
EDISON, NJ 08818-8694

Brandywine Realty Trust encourages you to take advantage of two convenient ways to authorize your proxy to vote your shares. If you hold your shares in your own name rather than through a broker, bank, or other nominee, you can vote your shares electronically by internet or by telephone. This eliminates the need to return the proxy card.

Authorize Your Vote-by-Internet
1. Log on to the internet and go to www.eproxyvote.com/bdn 2. Enter your Personal Identification Number listed above and follow the easy steps outlined in the secure website
OR
Authorize Your Vote-by-Phone
1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Personal Identification Number listed above and follow the easy recorded instructions

...
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

BRANDYWINE REALTY TRUST
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF BRANDYWINE REALTY TRUST

          The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gerard H. Sweeney and Walter D’Alessio, and each them acting individually, as proxies for the undersigned, with full powers of substitution in each of them, to attend the Special Meeting of Shareholders of the Company to be held at _____ a.m. on ______ ___, 200__, and any postponement and adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such Special Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompany joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

          This proxy is solicited on behalf of the Board of Trustees of the Company. When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no instruction is given, this Proxy will be voted “FOR” the proposal. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any postponement and adjournment thereof.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE
FOR APPROVAL OF PROPOSAL 1.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

		FOR	AGAINST	ABSTAIN
1.	Approval of the issuance of Brandywine common shares under and as contemplated by the Agreement and Plan of Merger dated as of October 3, 2005, by and among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Brandywine Cognac I, LLC, Brandywine Cognac II, LLC, Prentiss Properties Trust and Prentiss Acquisition Partners, L.P.

In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON

PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears in the records of the Company and please date this Proxy. If the shares are held jointly, each holder should sign. When signing as an attorney executor, administrator, trustee, guardian, officer of a corporation or other entity on in another representative capacity, please give the full title under signature(s).

Signature	Date	Signature (Joint Owners)	Date